EXHIBIT 99.3

                        UCC LIEN SUBORDINATION AGREEMENT


To:      Sam Tour (USA), Inc.  ("Subordinating Creditor")

Re:      Premier Exhibitions, Inc. (the "Borrower")


Ladies and Gentlemen:

         Bank of America, N.A. ("Lender"), proposes to make loans or otherwise extend credit to Borrower on the security of certain property of the Borrower. Such property is more specifically described in the financing statement that is attached hereto and hereby made a part hereof as Exhibit "A" (the "Collateral"). As a condition to making such loans or credit available to the Borrower, Lender requires that the Collateral be, so far as Lender is concerned, free of any security interests except its own.

         To induce Lender to make such loans and credit available to the Borrower you hereby unconditionally agree that, notwithstanding any security agreement(s) heretofore or hereafter entered into between you and Borrower or any financing statements(s) heretofore or hereafter filed by you against Borrower, any security interest, lien, claim or right now or hereafter asserted by you with respect to the Collateral shall be subject, junior and subordinate to any security interest, lien, claim, or right now or hereafter asserted by Lender with respect to the Collateral. You further agree that you shall take no action to enforce your rights respecting the Collateral, and you hereby consent to the collection or other disposition of the Collateral by Lender (or if Lender requests, by Borrower or any successor to it, including a trustee in bankruptcy) free of your security interests. Furthermore, in the event of such collection and disposition, you shall take such action as Lender may reasonably request to facilitate such collection and disposition, including, without limitation, the termination of your financing statements with respect to the Collateral.

         Borrower, by its signature below, agrees to the terms of this agreement and acknowledges that this agreement constitutes an agreement between creditors and does not amend its obligations to Lender or Subordinating Creditor.

                              Very truly yours,

                              BANK OF AMERICA, N.A.



                              By:_________________________________

                              Title:_______________________________

READ AND AGREED TO BY:




By:_______________________________


Title:  _____________________________